As filed with the Securities and Exchange Commission on May 24, 2002.


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  May 21, 2002


                             FLOTEK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                 1-13270              77-0709256
  (State or other jurisdiction      (Commission           (IRS Employer
        Of incorporation)           File Number)       Identification No.)


                 7030 Empire Central Drive, Houston, Texas 77040
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 849-9911


                                 Not Applicable
          (Former name or former address, if changed since last report)

                             FLOTEK INDUSTRIES, INC.
                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K



Item 5.           Other Events.................................................3


Item 7.           Financial Statements and Exhibits............................4


Signature......................................................................5

Item 5.       Other Events.

On May 21, 2002, Flotek Industries, Inc. (the "Company") announced a plan to effect a redistribution of shares issued in connection with the merger of the Company and Chemical & Equipment Specialties, Inc. ("CESI") on October 31, 2001 (the "Merger"). To effect the Merger, the Company issued a total of 2,994,478 shares of common stock to the CESI shareholders, resulting in the CESI shareholders as a group owning 61.7% of the 4,850,696 outstanding common shares of the combined company. As a result of the accounting issues discussed below, certain former shareholders of CESI have agreed to surrender 180,000 of the common shares which were received by them pursuant to the Merger. To accomplish the redistribution of shares for the benefit of the Flotek shareholders prior to the Merger, the Company intends to declare a stock dividend totaling 9.679% of its outstanding shares of common stock. Former CESI shareholders representing shareholdings of 94% of the former CESI shareholders have agreed to disclaim beneficial ownership of this stock dividend and assign these shares back to the Company. After the stock dividend and reassignment is completed, the ownership of the non-CESI shareholders as a group will increase from 38.3% to at least 41.8% of the combined company. The total number of outstanding common shares of the Company will either remain unchanged as a result of this redistribution, or will increase by less than 1/2 of 1%, depending on the final number of former CESI shareholders who agree to disclaim ownership of the stock dividend. The record date for the stock dividend has not been established.

This redistribution of the shares received in the Merger resulted from an adjustment to the results of operations of Neal's Technology, Inc., a subsidiary of CESI, in the financial statements of CESI for the six month period ended June 30, 2001, to reflect an improper application of the percentage of completion accounting method. Since CESI was a private company prior to the Merger, these incorrect financial statements were not included in any reports filed with the Securities and Exchange Commission ("SEC"). All consolidated or pro forma combined financial statements of Flotek Industries, Inc. which have been filed with the SEC have appropriately applied the percentage of completion method of accounting and thus do not require any adjustment.

Item 7.       Financial Statements and Exhibits.

   (a) Exhibits.

       The following exhibits are filed herewith or incorporated by reference.

Exhibit
Number            Description of Exhibit

99.1              Mutual Release Agreement

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FLOTEK INDUSTRIES INC.
                                   Registrant


Date:   May 24, 2002         By:      /s/ Jerry D. Dumas, Sr.
                                -----------------------------------------
                                  Jerry D. Dumas, Sr.
                                  Chairman and Chief Executive Officer